Exhibit 10.1

MEMORANDUM OF UNDERSTANDING

BY AND AMONG

PACCAR ENGINE COMPANY,

THE STATE OF MISSISSIPPI

AND

CERTAIN STATE AND LOCAL SUPPORTING

GOVERNMENTAL ENTITIES

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding, (the “MOU”), dated as of May 11, 2007, (the “Effective Date”) by and among the State of Mississippi (the “State”), the Mississippi Development Authority (the “MDA”), the Mississippi Major Economic Impact Authority (the “MMEIA”), together with MDA, acting for and on behalf of the State, the Mississippi Department of Environmental Quality (the “MDEQ”), the Mississippi Department of Employment Security (the “MDES”), Lowndes County, Mississippi (the “County”), the Lowndes County Industrial Development Authority (the “LCIDA), Oktibbeha County, Mississippi (“Oktibbeha County”), and East Mississippi Community College (the “EMCC”), (collectively the “Inducers”) and PACCAR Engine Company, a Mississippi corporation, and its permitted successors and assigns hereunder (the “Company”)  (all of the foregoing being collectively the “Parties”).

RECITALS

WHEREAS, the Company contemplates the establishment of an industrial plant in the Southeast United States for the purpose of manufacturing and assembling engines and components thereof which is estimated to employ at least Five Hundred (500) full-time employees requiring an initial investment of at least Three Hundred Million Dollars ($300,000,000.00); and

WHEREAS, the Inducers are desirous of having the Company locate the Project in the County and State; and

WHEREAS, the Inducers and the Company have determined that a portion of the Crossroads Megasite in Lowndes County, Mississippi is suitable for the Project; and

WHEREAS, the Inducers recognize that the Company is considering and is capable of locating the Project in other states and desire to induce the Company to locate the Project on a portion of the Crossroads Megasite for the benefit of the State and the County and have made specific proposals and inducements to the Company for the purpose of inducing the Company to locate the Project in the County; and

WHEREAS, the Inducers have determined that the economic incentives identified in this MOU will meet a public purpose in providing job opportunities for the citizens of the County and the State and in generating additional tax revenues to be used to meet public needs; and

WHEREAS, the Company has determined that the inducements and incentives as set out in this MOU are sufficient to induce the Company to locate the Project in Mississippi; and

WHEREAS, the Company and the Inducers are desirous of having such proposals and inducements set forth in a valid, binding and enforceable agreement in order to create a working relationship between them; and

WHEREAS, on the Effective Date, the agreements contained in this MOU for which the Company and each Inducer is designated as responsible shall become the legally binding obligations of the Company and the Inducers for and in consideration of the Company’s decision to locate the Project within the State and for and in consideration of the Inducers’ incentives provided herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, promises and agreements herein contained, and other good and valuable consideration, the Parties agree as follows:

ARTICLE I

ENABLING LEGISLATION

1.01                           Special Statutory Authorization for Project Support

On April 27, 2007, the Mississippi Legislature passed the following:

(a)                                  Senate Bill 2001, First Extraordinary Session;

(b)                                 Senate Bill 2002, First Extraordinary Session; and

(c)                                  Senate Bill 2003, First Extraordinary Session.

(collectively the “Enabling Legislation”).

ARTICLE II

THE COMPANY’S COMMITMENTS

2.01                           Company Commitments

For and in consideration of the commitments of each of the Inducers as expressed herein, the Company agrees to locate the Project as defined in Section 57-75-5(f)(xxii) of the Mississippi Code on real estate located in the County, as more particularly set forth in Exhibit A attached hereto and incorporated herein by reference (the “Project Site”),and:

(a)                                  to begin construction of the Project after the Effective Date and not later than December 1, 2007; and

(b)                                 to make an initial capital investment in the Project from private sources of not less than Three Hundred Million Dollars ($300,000,000.00), no later than December 31, 2010 (the “Investment Commitment”); and

(c)                                  to create and maintain for a period of ten (10) years at least five hundred (500) new full-time jobs, each eligible job consisting of an employee of the Company working on the Project Site a minimum of thirty-five (35) hours per week, and meeting reasonable criteria established by MMEIA, which criteria shall include, but not be limited to, the requirement that such jobs must be held by persons eligible for employment in the United States under applicable state and federal law, and the requirement that the average annual wage and taxable benefits of such jobs shall be at least one hundred twenty-five percent (125%) of the most recently published average annual wage of the State or the most recently published average annual wage of  the County as determined by the MDES, whichever is the lesser (the “Jobs”), no later than December 31, 2013 (the “Jobs Commitment”).

ARTICLE III

THE STATE’S COMMITMENTS

3.01                           State Expenditures in Support of the Project

The State acting through MDA and MMEIA agrees to provide funds for the Project in the total amount not to exceed Forty-Eight Million One Hundred Thousand Dollars ($48,100,000.00) to be used as follows:

(a)                                  to timely reimburse the County in an amount not to exceed Two Million Six Hundred Thousand Dollars ($2,600,000.00) for the actual costs incurred for water and sewer infrastructure required by the Company for the Project; and

(b)                                 to timely reimburse the County in an amount not to exceed Five Million Dollars ($5,000,000.00) for the construction of all necessary road access improvements required by the Company for the Project, including, but not limited to the following:

(i)                                     the construction of a new 4,800 linear foot, four-lane, industrial park access road (the “New Access Road”), which shall be built to standards required by the Mississippi Department of Transportation (“MDOT”); and

(ii)                                  the construction of a new 7,400 linear foot, on-site, two-lane road acceptable to the Company; and

(iii)                               the installation of traffic signalization at the intersection of the expanded Airport Road and the New Access Road; and

(iv)                              the installation of traffic signalization at the intersection of the South Highway 82 frontage road and the expanded Airport Road; and

(v)                                 the construction of a deceleration lane on the southbound expanded Airport Road at the intersection of Airport Road and the New Access Road; and

(vi)                              the acquisition of all necessary right-of-way for the above improvements;

the foregoing improvements to be completed no later than July 1, 2008; and

(c)                                  to timely reimburse the Company in an amount not to exceed Fifteen Million Two Hundred Thousand Dollars ($15,200,000.00) (which amount includes Six Million Dollars ($6,000,000.00) to be available as a contingency fund (the “Contingency Fund”) for costs overruns or unexpected but necessary and reasonable expenses), for the actual costs incurred for reasonable and necessary site preparation, including but not limited to, earthwork, paving, and a temporary construction road for the Project, all as determined in the reasonable discretion of the Company, subject to Section 3.07 below; and

(d)                                 to timely reimburse the Company in an amount not to exceed Eight Hundred Thousand Dollars ($800,000.00), for the actual costs incurred for construction of all necessary on-site fire protection needs for the Project; and

(e)                                  to timely reimburse the Company in an amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00), for the actual costs incurred for an on-site wastewater pretreatment facility for the Project; and

(f)                                    to timely provide for training support funds as follows:

(i)                                     to reimburse the Company in an amount not to exceed Sixteen Million Dollars ($16,000,000.00) for training at an average rate of Twenty Thousand Dollars ($20,000.00) per employee; and

(ii)                                  to provide funding to the Company in an amount not to exceed Four Million Dollars ($4,000,000.00) for an on-site training facility and related equipment, to be constructed and equipped by the Company at the Project Site; and

(iii)                               to provide funding to the Company in an amount not to exceed One Million Dollars ($1,000,000.00) for training equipment to be located at a local educational facility to be selected by the Company.

3.02                           Mechanics for Disbursement of Infrastructure Costs

Reimbursement for the infrastructure costs identified in Sections 3.01(c) through 3.01(e) will be made upon submission by the Company of a requisition (upon which the State may rely conclusively), signed by an authorized representative of the Company, which shall include:

(a)                                  the requisition number;

(b)                                 a copy of each invoice for which reimbursement is requested;

(c)                                  a summary of the amount of the reimbursement to be paid to the Company;

(d)                                 verification that each obligation, item of cost or expense mentioned therein has been properly incurred, is a proper expense for which reimbursement may be granted, and has not been the basis of any previous reimbursement; and

(e)                                  verification that the Company has previously spent the entire amount for which reimbursement is being sought for infrastructure costs.

3.03                           Reimbursement Procedures for Training Funds

Reimbursements for the costs identified in Section 3.01(f) will be made in a timely manner upon submission by the Company of a training expense form for each employee for whom reimbursement is requested, including any related travel documentation for which reimbursement is sought, meals, lodging, airfare, mileage, car rental, fuel, parking fees, and other miscellaneous expenses with the total amount of reimbursement requested set forth.  MDA and the Company will work together to develop and/or modify the forms and documentation procedures for the reimbursements under this Section 3.03.

3.04                           Community Development Block Grant Funds

MDA will make available Katrina Supplemental or other Community Development Block Grant (“CDBG”) funds to Oktibbeha County, upon proper application and approval, in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) for the actual costs incurred for public infrastructure in the Mississippi State University Research Park (the “MSU Research Park”) required by the Company.

3.05                           Relocation and Infrastructure Grant

MDA will, upon request by the Company, timely make available to Oktibbeha County, upon proper application and approval, Two Hundred Thousand Dollars ($200,000.00) for use by the Company in its sole discretion for:

(a)                                  reimbursement of relocation expenditures of the Company, and/or

(b)                                 public infrastructure at Mississippi State University Research Park.

3.06                           Gulf Opportunity Zone Volume Cap Allocation

The State of Mississippi will provide to the Company Three Hundred Million Dollars ($300,000,000.00) in tax-exempt bond allocation under the State’s additional Gulf Opportunity Zone Act of 2005 volume cap allocation to assist with financing of the Project.

3.07                           Disbursement

Disbursement of all funds listed above will be subject to a timely finding by MDA that the expenses were reasonable and necessary for the construction and operation of the Project.  By mutual agreement of the State, the County and the Company, Katrina Supplemental or other CDBG funds may be used for eligible expenses of the Project and the amount of State Bond funds will be reduced by that amount.

3.08                           Reallocation of Funds

If the full amount(s) specified for an expenditure listed in Sections 3.01(a) through 3.01(e), above, is not required therefor, MDA and MMEIA agree, upon request by the Company, to reallocate such unused amount(s) to any one or more other purposes described in Sections 3.01(a) through 3.01(e), above, which cost(s) have exceeded or are expected to exceed the amount(s) provided for in said Section, provided, however, that the Contingency Fund provided for in Section 3.01(c) shall not be subject to such reallocation..

3.09                           Timing of Reimbursements

The State will endeavor to pay each such requisition within thirty (30) days of receipt and will pay the same within forty-five (45) days of receipt.  However, the State will not be required to make the first reimbursement payment prior to August 31, 2007.

3.10                           State Purchases

The State will continue to follow all existing state purchasing laws, in accordance with the Mississippi Code of 1972, as amended, including, but not limited to, the State’s statutory preference in favor of items manufactured in the State, including the Company’s products manufactured in the State, pursuant to Section 31-7-15 of the Mississippi Code.

3.11                           Environmental Permitting

MDEQ agrees to expedite issuance of all permits required for the Project to the extent allowed by applicable law and regulation, upon timely receipt of completed permit applications.

3.12                           Property Tax Legislation

The State will seek passage of legislation which would allow for a period of twenty (20) years from the date of passage of such legislation ad valorem tax exemptions available under current law for suppliers of the Company to be located in the County for respective periods of ten (10) years upon the submission by each supplier of proper and timely applications under Mississippi law; and to timely approve such ad valorem tax exemptions;

3.13                           Overseeing Fulfillment of Commitments

Although specific commitments to the Company set forth in this MOU have been made by each of the respective Inducers, the State acknowledges that, acting through MDA and MMEIA, the State has worked to facilitate all such commitments and agreements as a comprehensive incentive package designed to induce the Company to locate the Project within the State and, without limiting the liability of each such Inducer pursuant to their respective agreements herein, the State, acting through MDA and MMEIA, agrees to oversee the due performance by each such Inducer of each and every commitment or agreement made by them to or with the Company as provided in this MOU.  Each Inducer other than the State agrees that if such Inducer does not perform its respective obligations hereunder, the State may, at its sole option, and to the fullest extent allowed by law, perform or cause to be performed the obligations of such Inducer, utilizing any funds available to such Inducer hereunder.

3.14                           Requirements

All of the incentives in this ARTICLE III are subject to proper and complete applications, and satisfaction of all statutory requirements, rules and regulations of programs and execution of separate agreements as may be reasonably required.

ARTICLE IV

THE COUNTY’S COMMITMENTS

4.01                           County Commitments

In consideration of the Company’s commitments set out in ARTICLE II, the County and/or the LCIDA, as applicable, commit to:

(a)                                  Convey to the Company, at no cost, by warranty deed through the LCIDA, no later than September 30, 2007, good, marketable and indefeasible fee simple title to the Project Site, which shall be free of any exceptions or encumbrances other than the encumbrances and exceptions specifically listed and described on Exhibit B attached hereto (the “Permitted Encumbrances”), together with all necessary easements benefiting the Project Site, with sole and exclusive possession of the Project Site to be delivered no later than five (5) working days from the Effective Date, in accordance with Section 4.02 below; and

(b)                                 Provide to the Company on or before the Effective Date, an ALTA Survey of the Project Site in form and substance satisfactory to the Company; and

(c)                                  Provide to the Company on the date of conveyance a policy of title insurance to be issued by First American Title Insurance Company or Fidelity National Title Insurance Company, in a form and with endorsements satisfactory to the Company, insuring title to the Project Site in the amount of the acquisition cost of the Project Site (but not less than $7,800,000), which policy shall be endorsable up to the full value of the Project upon completion; and

(d)                                 Timely exercise the power of eminent domain provided by the Enabling Legislation, if determined necessary by the Company, for (1) any portion of the surface estate of the Project Site to which good, marketable and indefeasible fee simple title cannot be conveyed to the Company, in the Company’s sole opinion, on or before September 30, 2007, and (2) the acquisition of severed mineral interests including existing mineral leases in order to avoid interference with or damage to the Project, or alternatively (i) to provide amendments to existing mineral leases acceptable to the Company which protect the surface of the Project Site from any mineral exploration activities through surface non-use agreements with all mineral lessees, and (ii) to provide the Company with ownership of all mineral interests subject only to bonus and royalty interest reservations; and

(e)                                  Adopt and enforce in Lowndes County, within and without the Project Site as necessary, all necessary and reasonable rules and regulations and restrictions to carry out and effectuate the implementation of the Project concerning mining or any other activity the occurrence of which may endanger the structure or operation of the Project; and

(f)                                    Timely provide One Million Eight Hundred Thirty Thousand Dollars ($1,830,000.00) to the 4-County Electric Power Association for electrical infrastructure improvements for the direct benefit of the Project which improvements will be subject to the prior approval of the Company; and

(g)                                 Authorize, make appropriate application to the State for, and take all other steps necessary, in a timely manner, to cause all Katrina Supplemental or other CDBG funds referenced in Sections 3.04 and 3.05 to be fully available for use as required by the Company; and

(h)                                 At the option of the Company, build a temporary construction road from Highway 82 frontage road to the Project Site as described in Section 3.01(c), at a location approved by the Company, which road shall be completed no later than July 1, 2007;

(i)                                     Undertake and complete all right-of-way acquisition, road construction, and traffic signalization work described in Section 3.01(b), above, all of which shall be completed no later than July 1, 2008;

(j)                                     Take all actions necessary to vacate and abandon that portion of Raymond Road, a dedicated County road, located on the Project Site, and to cause good, marketable and indefeasible fee simple title to such portion of Raymond Road to be vested in the Company no later than September 30, 2007;

(k)                                  Provide adequate, temporary potable water to the Project Site no later than July 1, 2007; and

(l)                                     Provide adequate, permanent potable water and sewer to the on-site central utilities building no later than July 1, 2008; and

(m)                               Provide adequate, permanent natural gas service to the on-site central utilities building no later than July 1, 2008; and

(n)                                 Pay in a timely manner all tap and meter fees associated with providing adequate temporary or permanent water, sewer, and natural gas service to the Project; and

(o)                                 Provide to the Company on or prior to the Effective Date, a completed Phase I Environmental Site Assessment (the “ESA”) of the Project Site, an audit relative to the findings of the ESA, and, prior to the conveyance of the Project Site, appropriate warranties, acceptable to the Company, protecting the Company against any and all pre-existing environmental conditions; and

(p)                                 Provide to the Company on or prior to the Effective Date, a completed historical/cultural resources audit and survey by the Mississippi Department of Archives and History regarding the Project Site and, prior to the conveyance of the Project Site, appropriate warranties regarding the absence of historical/cultural resources; and

(q)                                 Provide to the Company on or prior to the Effective Date, completed endangered species surveys of the Project Site; the determination of the U.S. Fish and Wildlife Service that no endangered or threatened species will be affected by the Project; and, prior to the conveyance of the Project Site, appropriate warranties regarding the absence of endangered or threatened species; and

(r)                                    Remediate any conditions as described in Sections 4.01(o) through 4.01(q) above, to the Company’s satisfaction, at no cost to the Company, and in a timely manner; and

(s)                                  On or prior to the Effective Date, provide an audit on all matters relating to the jurisdictional wetland areas on the Project Site and secure the transferable Section 404 Individual Wetlands Permit; and subsequently remediate or mitigate any impacted wetland areas, provided, however, that the cost of such remediation or mitigation shall not exceed the sum of One Hundred Fifty Thousand Dollars ($150,000.00); and

(t)                                    Assess or impose no special levies in the nature of taxes, franchise fees or other special assessments against the Company or the Project (which are not imposed against all taxpayers generally) for a period of thirty (30) years;

(u)                                 Seek passage of legislation which would allow for a period of twenty (20) years from the date of passage of such legislation ad valorem tax exemptions available under current law for suppliers of the Company to be located in the County for respective periods of ten (10) years upon the submission by each supplier of proper and timely applications under Mississippi law; and to timely approve such ad valorem tax exemptions;

(v)                                 Cause any existing “blanket” utility easements pertaining to the Project Site to be extinguished and replaced with easements which specifically describe the pertinent utility easements, which shall be underground at any locations requested by the Company, and to furthermore obtain adequate water/sewer easements from the appropriate county provider of such services at locations identified by the Company; and

(w)                               Provide such other commitments and undertakings as may be reasonably required to insure that the intent and purposes of the foregoing are realized.

4.02                           Interim Lease of Project Site

In consideration of the mutual and reciprocal covenants and agreements contained in this MOU, effective immediately upon the LCIDA’s acquisition of the Project Site (the “Lease Commencement Date”), the LCIDA hereby leases the Project Site to the Company.  The Lease Commencement Date shall occur not later than five (5) business days following the Effective Date.  The term of the leasehold estate created by this Section 4.02 (the “Lease”) shall commence on the Lease Commencement Date and shall continue in full force and effect until the conveyance by the LCIDA to the Company of good, marketable and indefeasible fee simple title to the Project Site, free and clear of all liens and encumbrances, other than the Permitted Encumbrances.  This Lease shall be deemed to vest in the Company an exclusive leasehold estate in and to, and sole and exclusive possession of the Project Site.  The County and the LCIDA hereby agree that from and after the Lease Commencement Date, the Company shall be entitled to (a) take any actions, make any alterations to, conduct any activities on, and construct or demolish any improvements on the Project Site as the Company may deem necessary or desirable in its sole discretion, to the same extent as if the Company were the sole, fee owner of the Project Site; and (b) record a Memorandum of Lease evidencing this Lease, which Memorandum shall be executed by the County and the LCIDA in the form attached hereto as Exhibit C, upon request by the Company.

4.03                           Project Site Financing

The parties acknowledge that the LCIDA will issue its negotiable note in the amount of $10,000,000 to pay for acquisition of the Project Site and to fund other incentives to be provided by the County hereunder.  The County agrees to timely issue its general obligation bonds, as authorized by the Enabling Legislation, to repay the LCIDA’s note and to fund the County’s other obligations hereunder.

4.04                           Commitments of Oktibbeha County

Oktibbeha County hereby agrees:

(a)                                  upon request from the Company to make and timely prosecute any and all applications for Katrina Supplemental or other CDBG funds as may be required in order to accommodate and implement such portion of the relocation and infrastructure grants provided for in Sections 3.04 and 3.05 above, as may be applicable to Oktibbeha County; and

(b)                                 to purchase and convey to the Company at no cost, upon request by the Company, up to two (2) acres of land in phase 1 or phase 2 of the MSU Research Park, which land shall be selected by the Company.

ARTICLE V

TRAINING ASSISTANCE

5.01                           General

The State, acting through MMEIA, MDES and EMCC, in addition to the training funds provided for in Section 3.01(f), agrees to assist the Company in recruiting and training a quality workforce.

5.02                           Workforce Education Program

EMCC agrees to offer the Company the workforce screening and training services provided under the Workforce Education Program as follows:

(a)                                  Pre-employment training at no cost to the Company;

(b)                                 Customized training program in specific skill agreed at a negotiated shared cost; and

(c)                                  Supervision and management training for first time or experienced supervisors and other mutually agreed soft skill training at a negotiated shared cost.

5.03                           Recruitment Services

In addition to and not in lieu of all other inducements provided hereunder by Inducers, MDES agrees to provide, at no cost to the Company, recruitment and prescreening services.

5.04                           Workforce Investment Network

In addition to and not in lieu of all other inducements to be provided hereunder by Inducers, the State and MDES will offer to the Company, through Mississippi’s network of Workforce Investment Network (WIN) Job Centers, the employer services and benefits normally offered as part of the WIN program, at no cost to the Company.

5.05                           Separate Funds

The costs referenced in this ARTICLE V are not to be provided from the training support funds designated in Section 3.01(f).

ARTICLE VI

TAX INCENTIVES

Pursuant to existing law and the authority granted in the Enabling Legislation and other applicable law, the State and the County, as applicable, agree to provide the Company the tax incentives set forth in this ARTICLE VI (the “Tax Incentives”).

6.01                           Income Tax Incentives

The Enabling Legislation granted an expanded Jobs Tax Credit against Mississippi income tax of Five Thousand Dollars ($5,000.00) per Job for a period of twenty (20) years (the “Income Tax Credit”).  The Income Tax Credit shall apply to the total Mississippi income taxes imposed on the income of the Company.  The Company may elect the date upon which the twenty (20) year period will begin (the “Commencement Date”).  The Commencement Date shall not be earlier than the date on which the Company achieves the Jobs Commitment nor more than seventy-two (72) months from the commencement of manufacturing production.  The Income Tax Credit shall apply for twenty (20) consecutive years including the taxable year in which the Commencement Date occurs.  At any point within the twenty (20) year period that the average annual number of Jobs falls below five hundred (500), no credit will be generated until the average annual number of Jobs reaches five hundred (500).  Any unused credits may be carried forward for up to five (5) years to apply to future Mississippi income tax liability.

6.02                           Franchise Tax Incentives

The State agrees to enter into a franchise tax fee-in-lieu or similar agreement with the Company by which Twenty-Five Thousand Dollars ($25,000.00) annually shall be paid by the Company in Mississippi franchise taxes on the Project for a term of twenty (20) years.  The twenty (20) year period of the franchise tax fee-in-lieu agreement shall commence in the first taxable year in which the franchise tax liability attributable to the Project exceeds Twenty-Five Thousand Dollars ($25,000.00).

6.03                           Sales and Use Tax Incentives

Pursuant to the authority granted in the Enabling Legislation, the Company shall receive

(a)                                  an exemption from sales and use taxes for purchases and leases to establish and operate the Project, including

(i)                                     all payments and purchases required to establish the Project, including, but not necessarily limited to, sales of component building materials, machinery, and equipment required to establish the Project and any additions or improvements thereon, and

(ii)                                  the revenue derived from any lease required to establish or operate the Project or any portion thereof and

(b)                                 an exemption from sales and use tax for machinery, special tools (such as dies, molds, and jigs) or repair parts thereof, or replacements and lease thereof, repair services thereon, fuel, supplies and electricity, coal and natural gas purchased by a manufacturer and assembler of engines and components thereof.

6.04                           Withholding Tax Rebate

The State agrees to grant withholding tax rebates as provided in Sections 14 and 15 of the Enabling Legislation (the “Rebate Program”).  Under the Rebate Program, the Company will receive quarterly incentive payments for a period not to exceed twenty (20) years from the State Tax Commission in an amount which shall be equal to the lesser of three and one-half percent (3.5%) of the wages and taxable benefits for Jobs or the actual amount of Mississippi income tax withheld by the Company for the Jobs.  The Company may elect the date upon which the twenty (20) year period will begin (the “Rebate Commencement Date”).  Such date may not be earlier than the date on which the Company achieves the Jobs Commitment and not later than seventy-two (72) months after the date the Company applies for the incentive payments.  After the Rebate Commencement Date, the Company shall be eligible to receive quarterly incentive payments for the twenty (20) year qualifying period, beginning the fifth quarter after the Company meets all Rebate Program requirements.  In any quarter within the twenty (20) year period in which the number of Jobs falls below the Jobs Commitment, the rebate will not be paid.  However, the rebate will be payable in any quarter thereafter during which the Company meets the Jobs Commitment.

6.05                           Property Tax Incentives

(a)                                  Pursuant to Mississippi Code Section 27-31-104, the County agrees to enter into a fee-in-lieu agreement with the Company and MDA agrees to approve and consent to said agreement, providing for a fee-in-lieu of all ad valorem taxes otherwise payable by the Company with taxable property in Lowndes County related to the Project in an amount equal to the greater of

(i)                                     One Million Three Hundred Sixty Thousand Dollars ($1,360,000.00) or

(ii)                                  one-third (1/3) of the ad valorem levy for the Project, including school taxes,

for the initial ten (10) years of a thirty (30) year period.  After the initial ten (10) year period, the fee-in-lieu amount will be one-third (1/3) of the ad valorem levy for the Project, including school taxes.  After each piece of property has been subject to the fee in lieu for 10 years it will be placed on the tax rolls at its depreciated value.  Under no circumstance shall any portion of the real estate or equipment be eligible for fee-in-lieu for a period of more than 10 years. The specifics of said fee-in-lieu agreement outlining the responsibilities and obligations of all parties shall include details to protect the County’s initial investment.  The first fee-in-lieu payment will be due February 1, 2010.

(b)                                 The County agrees to grant, upon the Company’s submission of a timely application, a perpetual Freeport Warehouse exemption pursuant to Mississippi Code Section 27-31-51, et seq. exempting from all ad valorem tax all finished goods that are exported from the State.

6.06                           All of the incentives listed above are subject to proper and complete applications, and satisfaction of all statutory requirements, rules and regulations of programs and execution of separate agreements as required.

ARTICLE VII

EQUIVALENT INCENTIVES

In the event that the Constitution or laws of the United States or State of Mississippi limit the ability of an Inducer to perform its commitments hereunder in any way, then such Inducer shall work with the Company to identify and provide to the Company a substitute incentive of equal economic value and, to the extent necessary, such Inducer will make a good faith effort to seek and obtain appropriate legislation or other appropriate action to allow performance hereunder or with respect to a substitute incentive of equal economic value.

ARTICLE VIII

PERMITS AND LICENSES

8.01                           Building Permits

The County operates under the 1997 Southern Building Code.  The Project will require a building permit, which will be issued in a timely manner by the County Building Inspector’s office, at no cost to the Company, upon receipt of the appropriate information and drawings.

8.02                           Privilege License

The County represents that if the Company is required to obtain a Privilege License, the same will be issued on the same day requested by the Company and annually renewed.  The initial license will be granted to the Company at no cost.

ARTICLE IX

COMPLIANCE; REMEDIES FOR FAILURE TO PERFORM

9.01                           Reporting

Upon request of the State, the Office of the State Auditor or the County, the Company will provide reasonable verification of its compliance with the Investment Commitment or the Jobs Commitment.

9.02                           Clawbacks

The State, the County, and the LCIDA have agreed to provide significant financial incentives to the Company in consideration for the Company’s commitment to make the Investment Commitment and the Jobs Commitment.  In the event that the Company fails to achieve these investment or job creation minimums, then it agrees to repay the State as follows, with the repayment obligations provided for in this ARTICLE IX being the sole repayment obligations of the Company.

(a)                                  In the event that the State Bond Commission of the State has issued general obligation bonds to fund the State’s commitments to the Project or has otherwise incurred debt for the Project (the “State Debt”) and has expended all or any portion of the proceeds, then in the event the Company fails to meet its Investment Commitment as set out in Section 2.01(b), the State may request the Company to repay the State the percentage of the State Debt or other State funds spent on the Project which equals the percentage of the Investment Commitment not met, including any accrued interest.  The State and the Company will first confer in good faith, taking into account all relevant factors, regarding:

(i)                                     the reasons the Company has failed to meet the Investment Commitment,

(ii)                                  the Company’s efforts to correct the problem, and

(iii)                               mutually acceptable alternatives as to Company performance and enforcement of the provisions of this Section.

If the parties do not reach an agreement, the Company shall make repayment as provided in this Section 9.02(a).

(b)                                 In the event that the State Bond Commission of the State has incurred State Debt for the Project and has expended all or any portion of the said funds, then in the event the Company fails to meet the Jobs Commitment set out in Section 2.01(c), the State may request the Company to pay the State a per Job amount for each Job by which the number of new Jobs falls short of the Jobs Commitment.  The per-Job amount payable to the State shall be equal to that amount arrived at by: (1) dividing the amount of the State Debt expended by the Jobs Commitment; (2) then dividing the quotient obtained in (1) by the total number of months in the original term of the Debt issued to fund the State’s contribution to the Project; and (3) then by multiplying the quotient obtained in (2) by the number of whole months remaining until maturity of the term of the State Debt issued to fund the State’s contribution to the Project, as of the time of the default by the Company on its Jobs Commitment.  The State and the Company will first confer in good faith regarding:

(i)                                     the reasons the Company has failed to meet the Jobs Commitment,

(ii)                                  the Company’s efforts to correct the problem, and

(iii)                               mutually acceptable alternatives as to Company performance and enforcement of the provisions of this Section 9.02(b).

If the parties do not reach an agreement, the State shall provide the Company with notice of default, and the Company will be given ninety (90) days following receipt of such notice to cure such default prior to the per Job payment becoming due and owing.

(c)                                  The Company’s total repayment obligation under this Section 9.02 shall not exceed the amount paid from the State Debt issued to fund the State’s contribution to the Project.

9.03                           Specific Performance

The Inducers acknowledge that it is impossible to measure in money the damages which would accrue to the Company by reason of a failure of any of the Inducers to this MOU to perform any of their respective obligations hereunder.  Therefore, if the Company institutes any action or proceeding to enforce the provisions hereof, the Inducers each agree and acknowledge that there exists no adequate remedy at law in favor of the Company.

ARTICLE X

PROJECT COORDINATORS

Each Inducer agrees to appoint a designee to serve as part of a Project team which will serve as a point of contact with the Company and who will work to ensure that the Project is developed in a timely manner and that the incentives provided for herein are timely delivered and/or paid to the Company.

ARTICLE XI

SUPPORT FOR MINORITY CONTRACTING

The State acknowledges that the Company has existing policies and programs, which have successfully encouraged minority participation in contracting.  Pursuant to the authority granted in the Enabling Legislation, MDA and the MMEIA agree to accommodate and support the Company’s minority participation efforts.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

12.01                     Inducers’ Representations and Warranties

(a)                                  Each Inducer represents and warrants that it presently has full legal authority to enter into and perform the undertaking of this MOU, and that the governing board of each Inducer has approved its commitments made herein by resolution properly presented and adopted; and

(b)                                 Each Inducer agrees that if any authorization, approval or consent of any governing body or other local government or agency or third party is required for it to fulfill the obligations set forth herein, each such entity will use its best efforts to obtain such authorizations, approvals and consents in accordance with applicable law and procedures; and

(c)                                  Each Inducer represents and warrants that it does not know of any reason that would prevent obtaining the necessary authorizations, approvals and consents contained in this MOU.

(d)                                 Each Inducer represents and warrants that, for a period of thirty (30) years from the commencement of manufacturing at the Project Site, it shall not request or support the passage of incentive legislation for, or otherwise provide discretionary incentives to, another manufacturing facility for the production of medium- or heavy-duty trucks or components therefor in Lowndes County, Mississippi without the Company’s prior written consent.

12.02                     The County’s Representations and Warranties

(a)                                  The County represents that there is no county-wide zoning existing or proposed and, as a result, there are no zoning regulations applicable to the Project Site.  Consequently, no zoning approvals or waivers are required in connection with the Project.

(b)                                 The County and LCIDA have no knowledge of

(i)                                     the presence of any Hazardous Materials (as hereinafter defined) on, under or from the soils, sediment, groundwater and/or surface water on, under or constituting a part of the Project Site;

(ii)                                  any spill, release, discharge or disposal of Hazardous Materials that has occurred or is presently occurring on, onto, under or adjacent to the soils, sediment, groundwater and/or surface water on, under or constituting a part of the Project Site; or

(iii)                               any spill, release, discharge or disposal of Hazardous Materials that has occurred or is occurring off the Project Site as a result of any construction on or operation and/or use of the Project Site.

“Hazardous Materials” means gasoline, motor oil, fuel oil, waste oil, other petroleum or petroleum-based products, asbestos, polychlorinated biphenyls, medical and infectious wastes and any chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, county, local or regional authority or which, even if not so regulated, is known to pose a hazard to health and safety, including but not limited to substances and materials defined or designated as “Hazardous Materials,” “hazardous wastes,” “pollutants,”

“contaminants,” “hazardous materials” or “toxic substances” under any environmental law or regulation.

(c)                                  There are no pending or threatened condemnation, zoning or other land use regulation proceedings or special or public assessments of any nature or any litigation affecting (or which would affect) the Project Site or any portion thereof.

(d)                                 On the date of conveyance to the Company, the LCIDA shall hold good, marketable and indefeasible fee simple title to the Project Site, free and clear of all encumbrances, liens, leases, claims, covenants, conditions, restrictions, easements, rights-of-way, encroachments or any other matters of every kind and nature, whether recorded or unrecorded, affecting title to the Project Site, except for the Permitted Encumbrances.

(e)                                  The County and the LCIDA have the legal power, right and authority to enter into this MOU, convey the Project Site, and otherwise consummate the transactions contemplated hereby.

(f)                                    The County and the LCIDA have disclosed to the Company all matters known to them that might have a material adverse effect on the Project or the Project Site, or the ownership, title, value, operation or maintenance of the Project Site, and the Project Site is not subject to any leases, easements, rights, duties, obligations, covenants, conditions, restrictions, limitations or agreements not of record, except for Permitted Encumbrances

(g)                                 No representation or warranty by the County or the LCIDA contained in this MOU, or otherwise provided in connection with the transaction contemplated hereunder contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.  Without limiting the generality of the foregoing, the County and the LCIDA each represent and warrant to the Company that each has disclosed to the Company all material facts and matters with respect to the Project Site.

12.03                     The Company’s Representations and Warranties

The Company represents and warrants that:

(a)                                  The Company is a corporation organized and existing under the laws of the State of Mississippi and has the power to perform and observe the agreements and covenants on its part contained in this MOU; and

(b)                                 It is the intention of the Company that the Company, its successors, assigns or designees shall develop, or cause to be developed, the Project in one or more phases as described herein; and

(c)                                  The execution and delivery of this MOU on the part of the Company’s officers or agents has been duly authorized respectively by the Company by all necessary corporate actions; and

(d)                                 The execution and performance of this MOU by the Company does not constitute and will not result in the breach or violation of any contract, lease, mortgage, bond, indenture or agreement of any nature to which the Company is a party; and

(e)                                  The Company has sufficient financial resources and capabilities and will secure the necessary funding to construct and develop the Project, or to cause the Project to be developed and constructed.

12.04                     Survival of Representations and Warranties

Each of the representations and warranties made by any Party herein shall survive the conveyance of the Project Site to the Company and the consummation of the transactions contemplated by this MOU.

ARTICLE XIII

MISCELLANEOUS

13.01                     Time is of the Essence

The Inducers acknowledge that a delay in the completion of the Project will cost the Company substantial amounts of money and, therefore, time is of the essence as to all terms and conditions of this MOU; provided however, that the Parties hereto acknowledge that a delay by the Company of the satisfaction of its obligations hereunder could result in the inability of the Inducers to provide the benefits set forth in this MOU, and, therefore, the Inducers shall not be held accountable for any delay in their performance caused by a delay by the Company in the performance of its obligations hereunder.  It is the intent of the Parties that the construction portion of the Project will proceed expeditiously, unless otherwise agreed to by the Company and the State.  All Parties agree that they will use best efforts in their attempt to have the Project proceed on that schedule.  The Inducers will use their best efforts to resolve any matter, not the fault of the Company, which threatens to delay the Project.  The Inducers will proceed to undertake all work with a sense of urgency and will use best efforts to accommodate the Company’s schedule.  Likewise, the Company will deliver required technical information to the Inducers in a timely fashion so as not to delay the progress of the Project.  Further, the provisions of this Section 13.01 are subject to the excuse by any Party by event of

Force Majeure, which shall mean the occurrence of any of the following events that results in the impossibility of performance: acts of God, earthquakes, fires, hurricanes, tornadoes, floods, and war.

13.02                     Press Releases

Each of the Inducers agrees to cooperate fully with the Company to coordinate all press releases, other announcements, events and publications concerning the Project, including, without limitation the initial press release in the event Mississippi is chosen for the Project.  The Parties agree that the State, acting through MDA, in consultation with the County, will have sole responsibility in coordinating such activities with the Company.

13.03                     Further Assurances

Each of the Inducers agrees to do all things and take all actions required, consistent with this MOU, to establish the Project, including without limitation the obtaining, negotiation, execution and delivery of all necessary or desirable deeds, agreements, filings, consents, authorizations, approvals, licenses and/or permits (including, but not limited to environmental permits).  Further, the Parties hereto understand and acknowledge that each Inducer must, and shall, appropriate in, or receive appropriations for, their annual budgets, or issue debt for, the amounts required to fulfill the commitments and financial undertakings agreed to hereunder.

13.04                     Supplemental Agreements

The Inducers and the Company acknowledge and agree that supplemental agreements will, from time to time, be appropriate and advantageous in order to ensure a smooth accommodation of development on the scale and time horizon expected for the Project.  Recognizing that the commitments of this MOU are broad statements of intent that do not address specific inducements and commitments in detail, the Parties also agree to negotiate in good faith to provide such other commitments and undertakings as may be reasonably required to ensure that the intent and purposes of this MOU are realized.

13.05                     Waivers; Authorizations

The Company, and only the Company, may waive any of the obligations of one or more of the Inducers set forth in this MOU.  No delay or omission to exercise any right or power by any Party shall be construed to be a waiver thereof.  In the event any provision contained herein shall be waived by the Company, such waiver shall not be deemed to waive any other provision hereunder.  To the extent that any Party’s performance subsequent to the Effective Date is subject to any regulatory or governing body approvals or requires approval by qualified electors under applicable law, that party or those Parties shall have no obligation to perform and shall not be liable for non-performance, unless and until such regulatory or governing body approves or authorizes such performance, or such approval of the qualified electors is obtained; provided, however, all Parties affected thereby shall use their best efforts to secure such approval or authorization.

13.06                     Successors

All of the provisions herein contained shall be binding upon and for the benefit of the respective successors, assigns and designees of the Parties hereto, to the same extent as if each successor, assign and designee were in each case named as a Party to this MOU.

13.07                     Assignment

This MOU and the benefits provided herein are not assignable by the Company without the prior written consent of each Party whose rights or obligations are affected, which consent shall not be unreasonably withheld, except that no consent shall be required for any assignment to an entity that controls, is controlled by, or is under common control with, PACCAR Inc.

13.08                     Amendments

This MOU may be amended by mutual agreement of the MDA, MMEIA and the Company and any Inducer whose rights or obligations are thereby affected.  Any amendments to this MOU shall be in writing and signed by the affected Party and Company.

13.09                     Severability

If any provision of this MOU shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

13.10                     Survival of Representation and Warranties

The representations, warranties and covenants made by the Inducers and the Company and contained herein shall survive the performance of any obligations to which such representations, warranties and covenants relate.

13.11                     Term

The term of this MOU shall commence on the Effective Date and shall continue in effect through the date on which the Company, its successors and assigns, ceases to operate the Project.

13.12                     Choice of Law

This MOU shall be governed by the laws of the State of Mississippi and venue shall lie in the First Judicial District of Hinds County, Mississippi.

13.13                     Support for Expansion

The Inducers agree to work with the Company to obtain support for necessary infrastructure improvements and additional incentives for any expansion of the Project that may be hereafter proposed by the Company.

13.14                     Headings

The use of captions and headings in this MOU are solely for convenience of reference and shall have no legal effect in construing the provisions of this MOU.

13.15                     Notices

All communications and notices expressly provided for herein shall be sent, by registered first class mail, postage prepaid, or by nationally recognized courier for delivery on the next business day, or by telecopy (with such telecopy to be promptly confirmed in writing sent by mail or overnight courier as aforesaid) as follows:

State of Mississippi	Haley Barbour Governor Post Office Box 139 Jackson, Mississippi 39205 Fax: 601-359-3741

Mississippi Development Authority	Gray Swoope Executive Director 501 North West Street (39202) Post Office Box 849 Jackson, Mississippi 39205-3613 Fax: 601-359-3613

Mississippi Major Economic Impact Authority	Gray Swoope Executive Director 501 North West Street (39202) Post Office Box 849 Jackson, Mississippi 39205-3613 Fax: 601-359-3613

Mississippi Department of Environmental Quality	Trudy D. Fisher Executive Director Post Office Box 20305 Jackson, Mississippi 39289-1305 Fax: 601-961-5794

Mississippi Department of Employment Security	Tommye Dale Favre Executive Director 1235 Echelon Parkway Post Office Box 1699 Jackson, Mississippi 39215-1699

East Mississippi Community College	Dr. Rick Young President Post Office Box 188 Scooba, Mississippi 39358 (662) 476-5050

Lowndes County, Mississippi	Harry Sanders President Lowndes County Board of Supervisors Post Office Box 1364 Columbus, Mississippi39703 Fax: 662-329-5881

Lowndes County Industrial Development Authority	Thomas Lee, Sr. President Post Office Box 1328 Columbus, Mississippi 39703

Oktibbeha County	David Oswalt President Oktibbeha County Board of Supervisors Post Office Box 80285 Starkville, Mississippi 39759 Fax: 662-338-1065

PACCAR Engine Company	James G. Cardillo President 777 106th Avenue N.E. Bellevue, WA 98004
	Copy to:	Kevin J. Fay
Counsel
PACCAR Inc

13.16                     Binding Effect

This MOU and all terms, provisions and obligations set forth herein constitute the valid, legal and binding obligations of each of the Parties hereto.  The terms of this MOU shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and shall be binding upon and shall inure to the benefit of the State, each of the Inducers and any other agencies, departments, divisions, governmental entities, public corporations and other entities which shall be successors to the State or any of the Inducers or which shall succeed to or become obligated to perform or become bound by any of the covenants, agreements or obligations hereunder of the State hereto.  In addition, the Inducers agree:

(a)                                  to take all actions, without exception, which are necessary and appropriate at any time to assure the binding effect, legality and enforceability of their respective obligations hereunder and

(b)                                 not to take any action that would affect adversely in any way whatsoever the binding effect, legality and enforceability of their respective obligations hereunder.

13.17                     Cost and Expense

Except as otherwise provided herein, each Party agrees to pay its own costs incurred in connection with the Project, including all costs and expenses incurred in connection with the preparation of this MOU or otherwise.

13.18                     Counterparts

This MOU may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this MOU on the date of acknowledgment of their respective signatures, but in each case to be effective as of the Effective Date.

[signature pages follow]

STATE OF MISSISSIPPI

By:
Haley Barbour, Governor

STATE OF MISSISSIPPI	)
)
COUNTY OF HINDS	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Haley Barbour, who acknowledged that he is the Governor of the State of Mississippi, and that for and on behalf of the State of Mississippi, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said State of Mississippi so to do.

NOTARY PUBLIC

My commission expires:

MISSISSIPPI DEVELOPMENT AUTHORITY

By:
Gray Swoope, Executive Director

STATE OF MISSISSIPPI	)
)
COUNTY OF HINDS	)

Before me, the undersigned, a Notary Public, in and for said county, in said state, personally appeared Gray Swoope, Executive Director of the Mississippi Development Authority, whose name is signed to the foregoing Agreement, and who is know to me, being first duly sworn, acknowledged before me on this day that, being informed of the contents of said Agreement, makes oath that he, as such official and with full authority, has read the foregoing Agreement and knows the contents thereof, executed the same voluntarily for and as the act of said Mississippi Development Authority on this date.

Subscribed and sworn to before me on this the            day of May 2007.

NOTARY PUBLIC

My commission expires:

MISSISSIPPI MAJOR ECONOMIC IMPACT AUTHORITY

By:
Gray Swoope, Executive Director

STATE OF MISSISSIPPI	)
)
COUNTY OF HINDS	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Gray Swoope, who acknowledged that he is Executive Director of Mississippi Major Economic Impact Authority, and that for and on behalf of said Authority, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said Authority so to do.

NOTARY PUBLIC

My commission expires:

MISSISSIPPI DEPARTMENT OF ENVIRONMENTAL QUALITY

By:
Trudy D. Fisher, Executive Director

STATE OF MISSISSIPPI	)
)
COUNTY OF HINDS	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Trudy D. Fisher, who acknowledged that she is Executive Director of Mississippi Department of Environmental Quality, and that for and on behalf of said Department, and as its act and deed, she executed the above and foregoing instrument after first having been duly authorized by said Department so to do.

NOTARY PUBLIC

My commission expires:

MISSISSIPPI DEPARTMENT OF EMPLOYMENT SECURITY

By:
Tommye Dale Favre, Executive Director

STATE OF MISSISSIPPI	)
)
COUNTY OF	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Tommye Dale Favre, who acknowledged that she is Executive Director of the Mississippi Department of Employment Security, and that for and on behalf of said Department, and as its act and deed, she executed the above and foregoing instrument after first having been duly authorized by said Department so to do.

NOTARY PUBLIC

My commission expires:

EAST MISSISSIPPI COMMUNITY COLLEGE

By:
Dr. Rick Young, President

STATE OF MISSISSIPPI	)
)
COUNTY OF	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Dr. Rick Young, who acknowledged that he is President of East Mississippi Community College, a Mississippi community college, and that for and on behalf of the said community college, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said community college so to do.

NOTARY PUBLIC

My commission expires:

LOWNDES COUNTY, MISSISSIPPI

By:
Harry Sanders
President of the Board of Supervisors

ATTEST:

Lisa Younger Neese,
Clerk of the Board of Supervisors

STATE OF MISSISSIPPI	)
)
COUNTY OF LOWNDES	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Harry Sanders and Lisa Younger Neese, who acknowledged that they are the President and Clerk, respectively, of the Lowndes County Board of Supervisors, and that for and on behalf of said Lowndes County Board of Supervisors, and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized so to do.

Subscribed and sworn to before me on this the            day of May, 2007.

NOTARY PUBLIC

My commission expires:

OKTIBBEHA COUNTY, MISSISSIPPI

By:
David Oswalt,
President of the Board of Supervisors

ATTEST:

Monica Banks,
Clerk of the Board of Supervisors

STATE OF MISSISSIPPI	)
)
COUNTY OF OKTIBBEHA	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named David Oswalt and Monica Banks, who acknowledged that they are the President and Clerk, respectively, of the Oktibbeha County Board of Supervisors, and that for and on behalf of said Oktibbeha County Board of Supervisors, and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized so to do.

Subscribed and sworn to before me on this the            day of                             , 2007.

NOTARY PUBLIC

My commission expires:

LOWNDES COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

By:
Thomas Lee, Sr., President

STATE OF MISSISSIPPI	)
)
COUNTY OF	)

Personally appeared before me, the undersigned authority in and for the said county and state, on this          day of May, 2007, within my jurisdiction, the within named Thomas Lee, Sr., who acknowledged that he is President of Lowndes County Industrial Development Authority, a public authority, and that for and on behalf of the said Authority, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said Authority so to do.

Subscribed and sworn to before me on this the            day of                             , 2007.

NOTARY PUBLIC

My commission expires:

PACCAR ENGINE COMPANY
a Mississippi corporation

By:
Richard E. Bangert, II
Authorized Representative

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Richard E. Bangert, II is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Authorized Representative of PACCAR ENGINE COMPANY, a Mississippi corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Date:

Kevin J. Fay NOTARY PUBLIC

My commission expires:

October 3, 2008

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT SITE

DESCRIPTION #1 — ALTA SURVEY PART 1

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet to the point of beginning; from said point of beginning; thence South, a distance of 2,622.59 feet to the southeast corner of subject tract and being located in a farm pond; thence S89°42’58”W, a distance of 2,236.33 feet; thence S89°55’19”W, a distance of 40.56 feet; thence S89°56’11”W, a distance of 1,336.93 feet; thence North, a distance of 2,698.50 feet; thence North, a distance of 909.73 feet; thence S89°08’05”E, a distance of 207.19 feet; thence N89°43’08”E, a distance of 700.86 feet; thence N89°43’08”E, a distance of 351.98 feet; thence N89°43’08”E, a distance of 58.23 feet; thence N89°43’08”E, a distance of 22.03 feet; thence N00°16’51”W, a distance of 10.00 feet; thence N89°43’09”E, a distance of 18.05 feet; thence N89°43’09”E, a distance of 1,430.04 feet; thence S82°52’24”E, a distance of 346.86 feet; thence S68°21’14”E, a distance of 360.95 feet; thence S59°44’30”E, a distance of 168.84 feet; thence South, a distance of 731.31 feet to the point of beginning located in the SE 1/4 of the SW 1/4, SW 1/4 of the SE 1/4, SW 1/4 of the SW 1/4 of Section 26; NE 1/4 of the NW 1/4, NW 1/4 of the NE 1/4, SE 1/4 of the NW 1/4, SW 1/4 of the NE 1/4, NW 1/4 of the NW 1/4, SW 1/4 of the NW 1/4 of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi; Less and except the following Lowndes County Right-of-Way description for 3.3185 acres, more or less leaving 294.7759 acres, more or less.

LESS AND EXCEPT — LOWNDES COUNTY RIGHT-OF-WAY (RAYMOND ROAD)

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet; thence South, a distance of 2,622.59 feet to a point located in a farm pond; thence S89°42’58”W, a distance of 2,236.33 feet to the point of beginning; from said point of beginning thence S89°55’19”W, a distance of 40.56 feet; thence along a curve having a radius of 120.00 feet, arc length of 14.34 feet, delta angle of 06°50’56” right, a chord bearing of N04°23’30”W, and a chord length of 14.34 feet; thence N00°58’02”W, a distance of 346.68 feet; thence N01°24’33”W, a distance of 236.82 feet; thence N00°05’05”E, a distance of 241.61 feet; thence N00°27’41”W, a distance of 574.64 feet; thence N00°09’28”W, a distance of 794.77 feet; thence N00°10’18”W, a distance of 419.31 feet; thence N00°03’45”E, a distance of 540.02 feet; thence N00°09’22”E, a distance of 441.07 feet; thence N89°43’08”E, a distance of 22.03 feet; thence N00°16’51”W, a distance of 10.00 feet; thence N89°43’09”E, a distance of 18.05 feet; thence S00°09’22”W, a distance of 451.35 feet; thence S00°03’45”W, a distance of 539.90 feet; thence S00°10’18”E, a distance of 10.26 feet; thence S00°10’18”E, a distance of 408.98 feet; thence S00°09’28”E, a distance of 794.67 feet; thence S00°27’41”E, a distance of 574.73 feet; thence S00°05’05”W, a distance of 241.28 feet; thence S01°24’33”E, a distance of 236.45 feet; thence S00°58’02”E, a distance of 346.84 feet; thence along a curve having a radius of 80.00 feet, arc length of 15.03 feet, delta angle of 10°45’46” left, a chord bearing of S06°20’56”E, and a chord length of 15.01 feet to the point of beginning located in the SE 1/4 of the SW 1/4 of Section 26; NE 1/4 of the NW 1/4, SE 1/4 of the NW 1/4 of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi and containing 3.3185 acres, more or less.

DESCRIPTION #2 — ALTA SURVEY PART 2

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet; thence South, a distance of 2,622.59 feet to a point located in a farm pond; thence S89°42’58”W, a distance of 2,236.33 feet; thence S89°55’19”W, a distance of 40.56 feet; thence S89°56’11”W, a distance of 1,336.93 feet to the point of beginning; from said point of beginning; thence S89°56’11”W, a distance of 1,350.00 feet; thence North, a distance of 3,608.95 feet; thence N89°43’23”E, a distance of 558.13 feet; thence N89°42’44”E, a distance of 498.96 feet; thence S89°08’05”E, a distance of 292.96 feet; thence South, a distance of 909.73 feet; thence South, a distance of 2,698.50 feet to the point of beginning located in the SE 1/4 of the SE 1/4 of Section 27; NE 1/4 of the NE 1/4, SE 1/4 of the NE 1/4 of Section 34; T-19-N, R-16-E, Lowndes County, Mississippi and containing 111.9072 acres, more or less.

The above described property is intended to be one and the same as the following described property:

DESCRIPTION #1 — JOHN P. & LINDA B. SCARBROUGH

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet to the point of beginning; from said point of beginning thence S89°35’43”W, a distance of 2,257.38 feet; thence N00°10’18”W, a distance of 10.26 feet; thence N00°03’45”E, a distance of 539.90 feet; thence N00°09’22”E, a distance of 451.35 feet; thence N89°43’09”E, a distance of 1,430.04 feet; thence S82°52’24”E, a distance of 346.86 feet; thence S68°21’14”E, a distance of 360.95 feet; thence S59°44’30”E, a distance of 168.84 feet; thence South, a distance of 731.31 feet to the point of beginning located in the SE 1/4 of the SW 1/4, SW 1/4 of the SE 1/4 of Section 26; NE 1/4 of the NW 1/4, NW 1/4 of the NE 1/4 of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi and containing 49.9718 acres, more or less.

DESCRIPTION #2 — BARTON WAYNE FISHBACK

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet to the point of beginning; from said point of beginning thence South, a distance of 2,622.59 feet; thence S89°42’58”W, a distance of 2,236.33 feet; thence along a curve having a radius of 80.00 feet, arc length of 15.03 feet, delta angle of 10°45’46” right, a chord bearing of N06°20’56”W, and a chord length of 15.01 feet; thence N00°58’02”W, a distance of 346.84 feet; thence N01°24’33”W, a distance of 236.45 feet; thence N00°05’05”E, a distance of

241.28 feet; thence N00°27’41”W, a distance of 574.73 feet; thence N00°09’28”W, a distance of 794.67 feet; thence N00°10’18”W, a distance of 408.98 feet; thence N89°35’43”E, a distance of 2,257.38 feet to the point of beginning located in the NE 1/4 of the NW 1/4, NW 1/4 of the NE 1/4, SE 1/4 of the NW 1/4, SW 1/4 of the NE 1/4 of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi and containing 135.4190 acres, more or less.

DESCRIPTION #3 — LOWNDES COUNTY RIGHT-OF-WAY (RAYMOND ROAD)

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet; thence South, a distance of 2,622.59 feet; thence S89°42’58”W, a distance of 2,236.33 feet to the point of beginning; from said point of beginning thence S89°55’19”W, a distance of 40.56 feet; thence along a curve having a radius of 120.00 feet, arc length of 14.34 feet, delta angle of 06°50’56” right, a chord bearing of N04°23’30”W, and a chord length of 14.34 feet; thence N00°58’02”W, a distance of 346.68 feet; thence N01°24’33”W, a distance of 236.82 feet; thence N00°05’05”E, a distance of 241.61 feet; thence N00°27’41”W, a distance of 574.64 feet; thence N00°09’28”W, a distance of 794.77 feet; thence N00°10’18”W, a distance of 419.31 feet; thence N00°03’45”E, a distance of 540.02 feet; thence N00°09’22”E, a distance of 441.07 feet; thence N89°43’08”E, a distance of 22.03 feet; thence N00°16’51”W, a distance of 10.00 feet; thence N89°43’09”E, a distance of 18.05 feet; thence S00°09’22”W, a distance of 451.35 feet; thence S00°03’45”W, a distance of 539.90 feet; thence S00°10’18”E, a distance of 10.26 feet; thence S00°10’18”E, a distance of 408.98 feet; thence S00°09’28”E, a distance of 794.67 feet; thence S00°27’41”E, a distance of 574.73 feet; thence S00°05’05”W, a distance of 241.28 feet; thence S01°24’33”E, a distance of 236.45 feet; thence S00°58’02”E, a distance of 346.84 feet; thence along a curve having a radius of 80.00 feet, arc length of 15.03 feet, delta angle of 10°45’46” left, a chord bearing of S06°20’56”E, and a chord length of 15.01 feet to the point of beginning located in the SE 1/4 of the SW 1/4 of Section 26; NE 1/4 of the NW 1/4, SE 1/4 of the NW 1/4 of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi and containing 3.3185 acres, more or less.

DESCRIPTION #4 — MDOT DRAINAGE EASEMENT

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet; thence North, a distance of 731.31 feet; thence N59°44’30”W, a distance of 168.84 feet; thence N68°21’14”W, a distance of 360.95 feet; thence N82°52’24”W, a distance of 346.86 feet; thence S89°43’09”W, a distance of 1,430.04 feet; thence S89°43’09”W, a distance of 18.05 feet; thence S00°16’51”E, a distance of 10.00 feet; thence S89°43’08”W, a distance of 22.03 feet; thence S89°43’08”W, a distance of 58.23 feet to the point of beginning; from said point of beginning thence S00°17’00”W, a distance of 200.46 feet; thence S89°43’00”W, a distance of 150.00 feet; thence N00°17’00”W, a distance of 100.00 feet; thence S89°43’00”W, a distance of 200.00 feet; thence N00°17’00”W, a distance of 100.47 feet; thence N89°43’08”E, a distance of 351.98 feet to the point of beginning located in the SW 1/4 of the SW 1/4 of Section 26, T-19-N, R-16-E, Lowndes County, Mississippi and containing 1.1561 acres, more or less.

DESCRIPTION #5- BBS LAND LLC

Commencing at a found nail at a fence corner being the NE corner of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi. State Plane coordinates: N-1,447,055.7810 us ft  E-1,060,320.1220 us ft; thence S86°30’37”W, a distance of 1,085.93 feet; thence S89°35’43”W, a distance of 612.11 feet; thence South, a distance of 2,622.59 feet; thence S89°42’58”W, a distance of 2,236.33 feet; thence S89°55’19”W, a distance of 40.56 feet to the point of beginning; from said point of beginning thence S89°56’11”W, a distance of 1,336.93 feet; thence S89°56’11”W, a distance of 1,350.00 feet; thence North, a distance of 3,608.95 feet; thence N89°43’23”E, a distance of 558.13 feet; thence N89°42’44”E, a distance of 498.96 feet; thence S89°08’05”E, a distance of 292.96 feet; thence S89°08’05”E, a distance of 207.19 feet; thence N89°43’08”E, a distance of 700.86 feet; thence S00°17’00”E, a distance of 100.47 feet; thence N89°43’00”E, a distance of 200.00 feet; thence S00°17’00”E, a distance of 100.00 feet; thence N89°43’00”E, a distance of 150.00 feet; thence N00°17’00”E, a distance of 200.46 feet; thence N89°43’08”E, a distance of 58.23 feet; thence S00°09’22”W, a distance of 441.07 feet; thence S00°03’45”W, a distance of 540.02 feet; thence S00°10’18”E, a distance of 419.31 feet; thence S00°09’28”E, a distance of 794.77 feet; thence S00°27’41”E, a distance of 574.64 feet; thence S00°05’05”W, a distance of 241.61 feet; thence S01°24’33”E, a distance of 236.82 feet; thence S00°58’02”E, a distance of 346.68 feet; thence along a curve having a radius of 120.00 feet, arc length of 14.34 feet, delta angle of 06°50’56” left, a chord bearing of S04°23’30”E, and a chord length of 14.34 feet to the point of beginning located in the SW 1/4 of the SW 1/4 of Section 26; SE 1/4 of the SE 1/4 of Section 27; NE 1/4 of the NE 1/4, SE 1/4 of the NE 1/4 of Section 34; NW 1/4 of the NW 1/4, SW 1/4 of the NW 1/4 of Section 35, T-19-N, R-16-E, Lowndes County, Mississippi and containing 220.1362 acres, more or less.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.                                       Prior reservations and conveyances of oil, gas or other minerals, together with any existing leases pertaining to same; provided however, that any right of a mineral owner or lessee to damage or utilize any portion of the surface estate of the Project Site in connection with the exploration for or production of minerals, or otherwise, shall not be a Permitted Encumbrance;

2.                                       Existing blanket utility easements, which the County shall cause to be extinguished and replaced with specific easements;

3.                                       Any dedicated public road(s) presently existing on the Project Site which the County shall cause to be abandoned and conveyed to the Company;

4.                                       Deeds of Aviation and Hazard Easement;

5.                                       That certain Drainage Easement to the State Highway Commission of Mississippi dated June 22, 1972, and recorded in Deed Book 454 at Page 163 in the land records of Lowndes County, Mississippi;

6.                                       Lien for 2007 real estate taxes not yet due and payable.

B-1

EXHIBIT C

MEMORANDUM OF LEASE

Prepared By:	Indexing Instructions:
Daniel L. Singletary MS Bar No. 6824 Baker Donelson Bearman Caldwell & Berkowitz 4268 I-55 North Meadowbrook Office Park Jackson, Mississippi 39211 Phone: (601) 351-2400	This property is situated in the SW/4; SE/4; Section 26, T19N, R16E; SE/4; Section 27, T19N, R16E; NE/4; Section 34, T19N, R16E; NW/4; NE/4; Section 35; Lowndes County, Mississippi

MEMORANDUM OF LEASE

STATE OF MISSISSIPPI

COUNTY OF LOWNDES

KNOW ALL MEN BY THESE PRESENTS, that:

LOWNDES COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, P. O. Box 1328, Columbus, MS 39703, Business Telephone (662-328-8369), a legal entity created and existing under the laws of the State of Mississippi (“Lessor”), by Lease dated May     , 2007, did execute and deliver same unto PACCAR ENGINE COMPANY,                                                                                                      , Business Telephone                                                     , a Mississippi corporation (“Lessee”), for a term commencing on May     , 2007, and continuing thereafter until terminated by Lessee by the filing of an instrument canceling this Memorandum of Lease, pertaining to that certain property situated in Lowndes County, Mississippi, more particularly described as follows:

Five (5) separate parcels of land having an approximate area of 410 acres, more or less, as depicted on the attached plat as Exhibit A, and more particularly described by a narrative metes and bounds description attached to the Lease as Exhibit B.

This Memorandum is to be placed of record and serve as notice of the execution and existence of said Lease, and, except as provided for therein, is in no way to supersede same or to abrogate, change, alter or modify any of the terms and conditions or any of the rights and obligations of any of the parties, all of which are set forth in detail in said Lease, which is made a part hereof by reference for all purposes to the same effect as though written in extenso herein.

THUS DONE AND SIGNED as of this          day of May, 2007.

LESSOR:

LOWNDES COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

By:
Thomas Lee, Sr.
President

Date:

ATTEST:

By:
Karl Williams, Secretary

LESSEE:

PACCAR ENGINE COMPANY
a Mississippi corporation

By:
Richard E. Bangert, II
Authorized Representative

STATE OF MISSISSIPPI
COUNTY OF LOWNDES

PERSONALLY appeared before me, the undersigned authority in and for the said County and State, on this                      day of May, 2007, within my jurisdiction, the within named THOMAS LEE, SR. and KARL WILLIAMS, who acknowledged that they are President and Secretary, respectively, of the LOWNDES COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a legal entity created and existing under the laws of the State of Mississippi, and that for and on behalf of the said Lowndes County Industrial Development Authority, and as its act and deed, they executed the above and foregoing instrument, after first being duly authorized so to do.

NOTARY PUBLIC

My Commission Expires:

STATE OF WASHINGTON
COUNTY OF KING

Personally appeared before me, the undersigned authority in and for the said county and state, on this the            day of                   , 2007, within my jurisdiction, the within named  Richard E. Bangert, II, who acknowledged that he is the Authorized Representative of PACCAR ENGINE COMPANY, a Mississippi corporation, and that for an on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

Kevin J. Fay NOTARY PUBLIC

My commission expires:

October 3, 2008